UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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SIGMA DESIGNS, INC.

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Supplement Dated April 6, 2018 to the Definitive Proxy Statement Dated March 19, 2018

SPECIAL MEETING OF SHAREHOLDERS OF

SIGMA DESIGNS, INC. TO BE HELD ON APRIL 17, 2018

Sigma Designs, Inc. (“Sigma,” the “Company,” “we” or “us”) is furnishing this supplement dated April 6, 2018 to the definitive proxy statement filed by Sigma with the Securities and Exchange Commission (“SEC”) on March 19, 2018, (the “proxy statement”), in connection with the special meeting of Sigma’s shareholders to be held on Tuesday, April 17, 2018, at 9:00 a.m. local time.

The following information supplements or supersedes, as applicable, any information in the proxy statement relevant to the applicable topic. Except as specifically set forth below, all information set forth in the proxy statement as supplemented through the date hereof remains unchanged. We urge you to read this supplement carefully and in its entirety together with the proxy statement and any previous supplements. Page references listed below are references to pages in the proxy statement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the proxy statement.

Reasons for this Proxy Supplement

Several lawsuits were filed in the United States District Court for the Northern District of California alleging that the proxy statement is false or misleading because it omits certain allegedly material information. The complaints are captioned Ann Noyes v. Sigma Designs, Inc., et al., Case No. 18-cv-01645-WHO (filed March 15, 2018); David Speiser v. Sigma Designs, Inc., et al., Case No. 18-cv-01670-WHO (filed March 16, 2018); and Robert Stein v. Sigma Designs, Inc., et al., Case No. 3:18-cv-1879-JSW (filed March 27, 2018). Each of the lawsuits purports to be a class action brought by a shareholder alleging, among other things, that the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 14a-9 by filing a materially incomplete and misleading proxy statement.  The complaints seek, among other things, either to enjoin the proposed transactions or to rescind the transactions or award rescissory damages in the event the transactions are consummated. A preliminary injunction could delay or jeopardize the completion of the transactions, an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the transactions, and an award of rescissory damages could reduce the amount of cash available for distribution to shareholders in any liquidation that Sigma might undertake following the Asset Sale. In addition, the pendency of the legal actions could hinder or delay the planned liquidation of the Company and distributions of proceeds to shareholders, and legal fees incurred in defending the lawsuits could reduce the amount of cash available for distribution to shareholders.

In light of these considerations, the Company is making certain disclosures below, which we refer to as the “litigation-related supplemental disclosures,” that supplement and revise those contained in the proxy statement. The Company believes that no supplemental disclosures are required under applicable laws; however, to avoid the risk of the lawsuits delaying or adversely affecting consummation of the Asset Sale and the Liquidation, and to minimize the expense of defending the lawsuits, and without admitting any liability or wrongdoing, the Company is making the litigation-related supplemental disclosures. The Company and the other named defendants have denied, and continue to deny, that they have committed or assisted others in committing any violations of law or breaches of duty to Company shareholders, and expressly maintain that, to the extent applicable, they have complied with their fiduciary and other legal duties and are providing the litigation-related supplemental disclosures below solely to try to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the Asset Sale and the Liquidation that might arise from further litigation. Nothing in the litigation-related supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the litigation-related supplemental disclosures.

Update to the Opinions of Sigma’s Financial Advisor – Opinion of Sigma’s Financial Advisor, dated December 7, 2017, provided to the Company Board in connection with its evaluation of the Merger – Selected Transactions Analysis (beginning on page 63 of the proxy statement)

The text on page 63 of the proxy statement, under the heading “Selected Transactions Analysis,” is hereby amended in its entirety as follows:

“Deutsche Bank reviewed publicly available information relating to eleven selected transactions involving enterprise communications companies announced since January 1, 2012 in the IoT Semiconductor industry (the “selected transactions”) described in the table below.

Although none of the selected transactions is directly comparable to the Merger, the companies that participated in the selected transactions were selected by Deutsche Bank based upon its professional judgment and experience as investment bankers and its knowledge of transactions of a similar nature and are such that, for purposes of analysis, the selected transactions may be considered similar to the Merger.

With respect to each selected transaction and based on publicly available information, Deutsche Bank calculated the multiples of the target’s TEV to last 12 months (“LTM”) revenue. Deutsche Bank also calculated the same multiples for the Merger based upon Sigma management estimates of calendar 2017 revenue (assuming completion of the Restructuring).

The results of this analysis are summarized as follows:

Date Announced	Target	Acquirer	TEV/LTM Revenue
May 21, 2012	Ember Corp.	Silicon Laboratories Inc.	2.2x
June 7, 2013	Energy Micro AS	Silicon Laboratories Inc.	16.4x
May 22, 2014	ISSC Technologies Corporation	Microchip Technology Incorporated	4.3x
July 7, 2014	Newport Media, Inc.	Atmel Corporation	4.0x
October 15, 2014	CSR plc	Qualcomm Incorporated	2.8x
February 3, 2015	Bluegiga Technologies Oy.	Silicon Laboratories Inc.	N/A
January 19, 2016	Atmel Corporation	Microchip Technology Incorporated	2.6x
April 28, 2016	Broadcom Limited (Wireless IoT business)	Cypress Semiconductor Corporation	2.9x
December 21, 2016	InvenSense, Inc.	TDK Corporation	3.7x
February 13, 2017	GigPeak, Inc.	Integrated Device Technology, Inc.	3.6x
June 12, 2017	Conexant Systems, LLC	Synaptics Incorporated	3.3x

Median			3.4x
Company Common Stock at $7.05 per share			4.6x

Based in part upon the multiples of the selected transactions described above, and taking into account its professional judgment and experience, Deutsche Bank calculated a range of estimated implied values per share of Company Common Stock by applying multiples of 3.0x to 4.0x to estimated calendar year 2017 revenue (assuming completion of the Restructuring) provided by management of Sigma, resulting in a range of implied values of approximately $5.09 to $6.34 per share of Company Common Stock.”

Update to the Opinions of Sigma’s Financial Advisor – Opinion of Sigma’s Financial Advisor, dated December 7, 2017, provided to the Company Board in connection with its evaluation of the Merger – Discounted Cash Flow Analysis (beginning on page 64 of the proxy statement)

The text on page 64 of the proxy statement, under the heading “Discounted Cash Flow Analysis” is hereby amended to insert the following text after the second sentence:

“Deutsche Bank derived the foregoing range of discount rates utilizing a weighted average cost of capital analysis giving consideration to certain financial metrics for Sigma, including beta, market risk premium and capital structure.”

Update to the Opinions of Sigma’s Financial Advisor – Opinion of Sigma’s Financial Advisor, dated February 15, 2018, provided to the Company Board in connection with its evaluation of making a recommendation to the holders of Company Common Stock in connection with the Asset Sale – Selected Transactions Analysis (beginning on page 68 of the proxy statement)

The text on page 68 of the proxy statement, under the heading “Selected Transactions Analysis,” is hereby amended in its entirety as follows:

“Deutsche Bank reviewed publicly available information relating to the eleven selected transactions described above and in the table below.

Although none of the selected transactions is directly comparable to the Asset Sale, the companies that participated in the selected transactions were selected by Deutsche Bank based upon its professional judgment and experience as investment bankers and its knowledge of transactions of a similar nature and are such that, for purposes of analysis, the selected transactions may be considered similar to the Asset Sale.

With respect to each selected transaction and based on publicly available information, Deutsche Bank calculated the multiples of the target’s TEV to LTM revenue. Deutsche Bank also calculated the same multiples for the Asset Sale based upon Sigma management estimates of calendar 2017 revenue.

The results of this analysis are summarized as follows:

Date Announced	Target	Acquirer	TEV/LTM Revenue
May 21, 2012	Ember Corp.	Silicon Laboratories Inc.	2.2x
June 7, 2013	Energy Micro AS	Silicon Laboratories Inc.	16.4x
May 22, 2014	ISSC Technologies Corporation	Microchip Technology Incorporated	4.3x
July 7, 2014	Newport Media, Inc.	Atmel Corporation	4.0x
October 15, 2014	CSR plc	Qualcomm Incorporated	2.8x
February 3, 2015	Bluegiga Technologies Oy.	Silicon Laboratories Inc.	N/A
January 19, 2016	Atmel Corporation	Microchip Technology Incorporated	2.6x
April 28, 2016	Broadcom Limited (Wireless IoT business)	Cypress Semiconductor Corporation	2.9x
December 21, 2016	InvenSense, Inc.	TDK Corporation	3.7x
February 13, 2017	GigPeak, Inc.	Integrated Device Technology, Inc.	3.6x
June 12, 2017	Conexant Systems, LLC	Synaptics Incorporated	3.3x

Median			3.4x
Z-Wave Business at $240 million			4.5x

Based in part upon the multiples of the selected transactions described above, and taking into account its professional judgment and experience, Deutsche Bank calculated a range of estimated implied TEV of the Z-Wave Business by applying multiples of 3.0x and 4.0x to estimated calendar year 2017 revenue for the Z-Wave Business provided by management of Sigma, resulting in a range of implied values of approximately $160 million to $213 million for the Z-Wave Business.”

Update to the Opinions of Sigma’s Financial Advisor – Opinion of Sigma’s Financial Advisor, dated February 15, 2018, provided to the Company Board in connection with its evaluation of making a recommendation to the holders of Company Common Stock in connection with the Asset Sale – Discounted Cash Flow Analysis (beginning on page 68 of the proxy statement)

The text on page 68 of the proxy statement, under the heading “Discounted Cash Flow Analysis,” is hereby amended to insert the following text after the second sentence:

“Deutsche Bank derived the foregoing range of discount rates utilizing a weighted average cost of capital analysis giving consideration to certain financial metrics for Sigma, including beta, market risk premium and capital structure.”

Update to the Opinions of Sigma’s Financial Advisor – Additional information relating to Deutsche Bank (beginning on page 69 of the proxy statement)

The text on page 69 of the proxy statement, under the heading “Additional information relating to Deutsche Bank,” is hereby amended to insert the following text after the first sentence of the second paragraph:

“Other than in connection with the matters contemplated by the Agreement, since January 1, 2016, the DB Group has not received any M&A financial advisory or other investment banking fees from either Sigma or Silicon Labs.”

Update to Certain Financial Projections (beginning on page 70 of the proxy statement)

Footnote (1) to the table entitled “IoT Business Projections” on page 72 of the proxy statement is hereby amended in its entirety as follows:

“(1) EBITDA is a non-GAAP measure defined as earnings before interest, taxes and depreciation and amortization, and excludes stock-based compensation.”

Footnote (1) to the table entitled “January 2018 Projections” on page 72 of the proxy statement is hereby amended in its entirety as follows:

“(1) EBITDA is a non-GAAP measure defined as earnings before interest, taxes and depreciation and amortization, and excludes stock-based compensation.”

The text on page 72 of the proxy statement is hereby amended to insert the following after the table entitled “January 2018 Projections” and the footnotes to such table:

“The Projections include certain prospective financial information prepared on a non-GAAP basis, including Operating Income (Loss) after Corporate Allocations in the August 2017 WholeCo Projections and the December 2017 WholeCo Projections. These non-GAAP financial measures exclude stock-based compensation, amortization of acquired intangibles, impairment and restructuring costs. The December 2017 IoT Business Projections and the January 2018 Projections include prospective EBITDA, which is also a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, and excludes stock-based compensation, amortization of acquired intangibles, impairment and restructuring costs.

Sigma did not originally prepare Operating Income (Loss) after Corporate Allocations projections on a GAAP basis for its August 2017 WholeCo Projections or its December 2017 WholeCo Projections. It also did not originally prepare Operating Income (Loss), the most directly comparable financial measure to EBITDA, for its December 2017 IoT Projections or its January 2018 Projections. However, as part of its litigation-related supplemental disclosures, Sigma is providing the most directly comparable financial measures to this non-GAAP prospective financial information, together with a GAAP to non-GAAP reconciliation below. The information below was not prepared at the time the Projections were originally prepared and disclosed to prospective buyers, to the Company Board as well as to Deutsche Bank in connection with the rendering of its opinion dated December 7, 2017 and its February 15, 2018 opinion. This information was prepared by management solely for inclusion in this proxy statement supplement.

Reconciliation of Non-GAAP Projections to GAAP

August 2017 WholeCo Projections (Total Column)
Unaudited
($ in 000s)	FY2018E	FY2019E
Total Non-GAAP Operating Income/(Loss) after Corporate Allocation	$(22,754)	$16,875

Items reconciling Non-GAAP to GAAP
Stock-based Compensation	$5,690	$5,013
Amortization of Acquired Intangibles	$2,206	$1,703
Restructuring Charges	$9,794	-
Legal and Other Professional Fees	$3,499	-
Total Non-GAAP to GAAP adjustments	$21,189	$6,716
Total GAAP Operating Income/(Loss) after Corporate Allocation	$(43,943)	$10,159

December 2017 WholeCo Projections (Total Column)
Unaudited
($ in 000s)	FY2018E	FY2019E
Total Non-GAAP Operating Income/(Loss) after Corporate Allocation	$(36,892)	$493

Items reconciling Non-GAAP to GAAP
Stock-based Compensation	$5,148	$4,637
Amortization of Acquired Intangibles	$2,206	$1,703
Restructuring Charges	$9,794	-
Legal and Other Professional Fees	$3,499	-
Total Non-GAAP to GAAP adjustments	$20,647	$6,340
Total GAAP Operating Income/(Loss) after Corporate Allocation	$(57,539)	$(5,847)

IoT Business Projections
Unaudited	Fiscal Year Ended January 31,
($ in 000s)	2018E	2019E	2020E	2021E	2022E	2023E
EBITDA	$(2,158)	$6,383	$11,596	$16,613	$22,593	$29,685
Items reconciling EBITDA to GAAP Operating Income/(Loss)
Stock-based Compensation	$2,000	$2,100	$2,205	$2,315	$2,431	$2,553
Depreciation and Amortization	$1,264	$1,950	$2,500	$2,500	$2,500	$2,500
Total Non-GAAP to GAAP adjustments	$3,264	$4,050	$4,705	$4,815	$4,931	$5,053
GAAP Operating Income/(Loss)	$(5,422)	$2,333	$6,891	$11,798	$17,662	$24,632

January 2018 Projections
Unaudited	Fiscal Year Ended January 31,
($ in 000s)	2018E	2019E	2020E	2021E	2022E	2023E
EBITDA	$10,323	$12,653	$15,421	$19,897	$25,025	$30,897
Items reconciling EBITDA to GAAP Operating Income/(Loss)
Stock-based Compensation	$2,000	$2,060	$2,120	$2,190	$2,250	$2,320
Depreciation and Amortization	$742	$790	$907	$907	$907	$907
Total Non-GAAP to GAAP adjustments	$2,742	$2,850	$3,027	$3,097	$3,157	$3,227
GAAP Operating Income/(Loss)	$7,581	$9,803	$12,394	$16,800	$21,868	$27,670

The above financial information does not contain a directly comparable GAAP financial measure or a GAAP to non-GAAP reconciliation for Operating Income (Loss) before and after Corporate Allocation for each of Sigma’s businesses presented separately in the August 2017 WholeCo Projections or the December 2017 Whole Projections because the information needed to complete a reconciliation, such as anticipated stock-based compensation expenses allocated to each individual business, is unavailable at this time without unreasonable effort; and therefore, the Company is not readily able to reconcile the projected non-GAAP Operating Income (Loss) before or after Corporate Allocations to GAAP Operating Income (Loss) before or after Corporate Allocations.

Use of Non-GAAP Financial Information

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Therefore, non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financials measures. Furthermore, non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures as those used by other companies; specifically, non-GAAP financial measures used by the Company may be calculated differently than other companies. Therefore, readers should exercise caution when comparing non-GAAP financial measures used by Sigma to similarly titled non-GAAP financial measures of other companies.

Sigma believes that its non-GAAP measures provide useful information regarding financial and business trends relating to its prospective financial results. Sigma also believes the non-GAAP measures provide useful supplemental information to evaluate Sigma’s operating results in the same manner as the research analysts that follow Sigma’s progress, all of whom present non-GAAP projections in their published reports.

Sigma uses non-GAAP measures to evaluate and assess its performance and operating results on a consistent basis, and to measure and compare its performance with the financial projections published by analysts as well as its direct competitors in the industry, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial results. For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation. These variables include the volatility of its stock price and changing interest rates. Sigma believes that all of these excluded expenses in its non-GAAP financial measures may not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future. Sigma believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in future periods.”